UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2023

Ellington Residential Mortgage REIT
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 5, 2023, the Board of Trustees (the “Board”) of Ellington Residential Mortgage REIT (the “Company”) approved and adopted the Company’s Second Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to, among other things, update provisions relating to shareholder meetings to ensure compliance with federal proxy rules, including Rule 14a-19 under the Securities Exchange Act of 1934, as amended. The Second Amended and Restated Bylaws became effective upon adoption by the Board. The Second Amended and Restated Bylaws include the following amendments, among other updates:
Article II (Meetings of Shareholders) has been updated to:

•Clarify that the Board may determine that a meeting of shareholders may be held by means of remote communication;
•Clarify that any shareholder nominating individuals for election to the Board or proposing other business at a shareholder meeting must, in addition to being a record holder at the time of giving notice and the meeting, have been a shareholder of record as of the record date;
•Amend language to ensure that any shareholder casting a vote by proxy complies with Maryland law and the Company’s bylaws;
•Reflect the requirement that any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;
•Update the provisions related to the information required to be included in a shareholder’s notice of nomination of individuals for election as a trustee and the information required to be included in any notice of other business the shareholder proposes to bring before a meeting;
•Require a shareholder submitting a trustee nomination to make a written undertaking that such shareholder intends to solicit holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of trustees in support of the trustee nomination;
•Update the accompanying certifications made by a shareholder submitting a notice of nomination of individuals for election as a trustee; and
•Reflect that the Company will disregard any proxy authority granted in favor of any proposed trustee nominee if the shareholder soliciting proxies in support of such proposed nominee abandons the solicitation or does not comply with Rule 14a-19 under the Securities Exchange Act of 1934 (the "Exchange Act").
Article III (Trustees) has been updated to temporarily reduce the quorum and notice requirements for a meeting of the Board, if necessary, during a catastrophe or other emergency circumstances.
Article IV (Committees) has been revised to provide for subcommittees.
A new Article XIII (Exclusive Forum for Certain Litigation) has been added to provide that certain types of litigation be brought in any state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, any federal court located within the State of Maryland). These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. In addition, Article XIII provides that, unless the Company consents in writing to an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for actions brought under the Securities Act.
The above description of certain provisions of the Second Amended and Restated Bylaws is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit 3.1	Second Amended and Restated Bylaws of Ellington Residential Mortgage REIT, effective January 5, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated:	January 5, 2023	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer